Exhibit 9


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December 28, 2000

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO  80111

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
Re:      Opinion of Counsel
         Initial Registration Statement on Form N-4 under the Securities Act of 1933
         Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company
         Investment Company Act File No. 811-07549
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Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the above-referenced registration statement (the "Registration Statement") of Variable Annuity-1 Series Account (the "Account"), a separate account of Great-West Life & Annuity Insurance Company, a Colorado corporation (the "Company"), with respect to the proposed sale of an indefinite number of flexible premium variable annuity contracts (the "Contracts") described in the prospectus (the "Prospectus") contained in the Registration Statement.

I am the Vice President, Counsel and Associate Secretary of the Company. In so acting, I have made such examination of the law, records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies. Based on the foregoing, I am of the opinion that:

1. The Company is a corporation in good standing duly organized and validly existing under the laws of the State of Colorado.

2. The Account has been duly established by the Company under the laws of the State of Colorado.

3. Assets allocated to the Account will be owned by the Company, and the Contracts provide that a portion of the assets of the Account equal to the reserves and other Contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct and that the income, gains or losses, realized or unrealized, from assets allocated to the Account will be credited to or charged against the Account without regard to the Company's other income, gains or losses.

4. When issued and sold as described in the Prospectus, the Contracts will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

I  consent  to  the  use of  this  opinion  as an  exhibit  to the  Registration
Statement.

Sincerely,

/s/ Beverly A. Byrne

Beverly A. Byrne
Vice President, Counsel and
Associate Secretary